SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934
                                (Amendment No.)
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
| | Preliminary Proxy Statement |_| Confidential,  for Use of the Commission
|X| Definitive Proxy Statement      Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                               IMNET Systems, Inc.
 -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                                       N/A
 -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|  No fee required

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                     [LOGO]

                               3015 WINDWARD PLAZA
                              WINDWARD FAIRWAYS II
                            ALPHARETTA, GEORGIA 30005

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 15, 1998

TO THE STOCKHOLDERS OF
IMNET SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IMNET SYSTEMS, INC. (the "Company") will be held at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076, on January 15, 1998 at 10:00 a.m., Atlanta time, for the following purposes:

         1. To elect three directors to serve until the next annual meeting of stockholders and until their successors are elected and have qualified.

         2. To consider a proposal to approve the IMNET Systems, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan") providing for the issuance of up to 875,000 shares of Common Stock.

         3. To transact such other business as may properly come before the meeting or any adjournments thereof.

         The Proxy Statement dated December 15, 1997, is attached. Only record holders of the Company's $.01 par value Common Stock at the close of business on December 10, 1997, will be eligible to vote at the meeting.

         Please execute, complete, date and return the proxy in the enclosed envelope. If you attend the meeting, you may revoke the proxy and vote in person. A copy of the Annual Report of IMNET Systems, Inc. for the fiscal year ended June 30, 1997 containing financial statements is enclosed.

                            By Order of the Board of Directors:

                            /s/ Kenneth D. Rardin

                            KENNETH D. RARDIN,
                            Chairman of the Board, President
                            and Chief Executive Officer


Date: December 15, 1997

                                     [LOGO]

                               3015 WINDWARD PLAZA
                              WINDWARD FAIRWAYS II
                            ALPHARETTA, GEORGIA 30202


                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                JANUARY 15, 1998


                               GENERAL INFORMATION

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of IMNET Systems, Inc. ("IMNET," or the "Company") of proxies for use at the 1997 Annual Meeting of Stockholders to be held on January 15, 1998, at 10:00 A.M., Atlanta time, at the Holiday Inn, 1075 Holcomb Bridge Road, Roswell, Georgia 30076.

         This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about December 15, 1997. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

         Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. The Company may employ a proxy solicitation firm to solicit proxies in connection with the Annual Meeting and the Company estimates that the fee payable for such services will be less than $10,000. It is possible that directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail. Directors, officers and regular employees of the Company will receive no additional compensation for any such further solicitation.

         Only holders (the "Stockholders") of record of the Company's $.01 par value Common Stock at the close of business on December 10, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, the Company had outstanding a total of 9,760,773 shares of $.01 par value Common Stock (excluding a total of 37,637 shares of treasury stock held by the Company, which are not entitled to vote). Each such share will be entitled to one vote (non-cumulative) on each matter to be considered at the Annual Meeting. A majority of the outstanding shares of Common Stock, present in person or represented by proxy at the Annual Meeting, will constitute a quorum for the transaction of business at the Annual Meeting.

         Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots and perform certain other duties as required by law.

         Nominees for election as directors will be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election. Accordingly, the three nominees receiving the highest vote totals will be elected as directors of the Company at the Annual Meeting. The affirmative vote of holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting is required for approval of the IMNET Systems, Inc. 1997 Long-Term Incentive Plan (the "1997 Plan"). It is expected that shares held by officers and directors of the Company and their affiliates, which in the aggregate represent approximately 14.6% of the outstanding shares of Common Stock, will be voted in favor of each proposal. With respect to election of directors, abstentions, votes "withheld", and broker non-votes will be disregarded and have no effect on the outcome of the vote. With respect to the 1997 Plan, abstentions will have the effect of a vote against the proposal and broker non-votes will be disregarded and will have no effect on the outcome of the vote. There are no rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon pursuant to this Proxy Statement.

RECOMMENDATION  OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company recommends a vote FOR the election of each of the nominees named below for election as director and FOR the 1997 Plan.

ELECTION  OF  DIRECTORS

         The proxy holders intend to vote FOR election of the nominees named below (who are currently members of the Board) as directors of the Company, unless otherwise specified in the proxy. Directors of the Company elected at the Annual Meeting to be held on January 15, 1998 will hold office until the next Annual Meeting or until their successors are elected and qualified. James A Gilbert, currently a director of the Company, has declined to stand for re-election. The Board of Directors voted to reduce the size of the Board to three directors, effective upon the date of the Annual Meeting.

         Each of the nominees has consented to serve on the Board of Directors, if elected. Should any nominee for the office of director become unable to accept nomination or election, which is not anticipated, it is the intention of the persons named in the proxy, unless otherwise specifically instructed in the proxy, to vote for the election of such other person as the Board of Directors may recommend.

         The name and age of each nominee and the period during which such person has served as a director is also set forth below:


Name of Nominee         Age    Service as Director     Position

Kenneth D. Rardin       47     Since 1992              Chairman of the Board,
                                                       President and Chief
                                                       Executive Officer

Daniel P. Howell(1)     45     Since 1992              Director

James A. Gordon(1)      48     Since 1992              Director

----------------------------

         (1) Member of the Audit Committee and the Compensation Advisory Committee.

         Mr. Rardin has been Chairman of the Board and Chief Executive Officer of the Company since October 1992, when the Company acquired certain assets of IMGE, Inc. and certain of its subsidiaries (collectively, "IMGE"). He was also President of the Company from October 1992 to September 1996, and was re-elected as President in November 1997. Mr. Rardin has over 25 years of experience in the computer software field. Beginning in late 1990 until the consummation of the 1992 IMGE acquisition, he was Chief Executive Officer of IMGE. From 1989 to 1990, Mr. Rardin was a self-employed consultant in the computer and data communications industries. From 1986 to 1989, Mr. Rardin served as President and Chief Executive Officer of GMD, Inc., a provider of systems which integrated design and manufacturing automation with business systems. From 1983 to 1986, Mr. Rardin was President and Chief Executive Officer of FutureSoft Synergies, Inc., a venture capital investment and management company. From 1977 to 1982, Mr. Rardin was Chief Operating Officer of Software AG of North America. During such time, Software AG of North America grew from a small private software company to one of the industry's largest publicly-held international software companies.

         Mr. Howell has been a director of the Company since 1992. He is a principal and the Executive Vice President of Mesirow Private Equity Investments, Inc., and the Vice President of Mesirow Financial Services, Inc. in Chicago. Mesirow Private Equity Investments, Inc. manages in excess of $200 million in equity capital. He joined Mesirow in 1986. He has an M.B.A. from the University of Wisconsin-Madison and a B.A. from Lawrence University. Mr. Howell serves as a director and a member of the compensation committee of Microware Systems Corporation.

         Mr. Gordon has been a director of the Company since 1992. He is the principal of Gordon Management, Inc., which he founded in 1992 to serve as the general partner of Edgewater Private Equity Fund, L.P., a $100 million private equity and venture capital investment fund. From 1971 through 1992, he served as the president and owner of Gordon's Wholesale, Inc. ("GWI"). In 1982, Mr. Gordon effected a leveraged buy-out of his personal and family interests in GWI and sold GWI to a European multinational corporation in 1986. Mr. Gordon has been active in the private equity markets since 1982 and has participated in numerous transactions since that time. He serves on the boards of directors of Advanced Photonix, a public company; Pride Industries; Microware Systems Corporation; Pangea, Inc. and DAC Vision, Inc. He also serves as Chairman of the Investment Committee at Grinnell College and is an Advisory member of the National Committee for the Performing Arts. Mr. Gordon is a graduate of Northwestern University.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS
                           AND COMMITTEES OF THE BOARD

MEETINGS OF THE BOARD OF DIRECTORS - During fiscal 1997, there were six meetings of the Board of Directors. Each incumbent director who was a director during fiscal 1997 attended at least 75% of the sum of all meetings of the Board of Directors and any committees on which that director served.

DIRECTOR COMPENSATION - The Company pays directors who are not full-time employees of the Company an annual fee of $5,000 for service on the Board of Directors and a fee of $500 for each Board meeting attended. Directors are entitled to reimbursement of their traveling costs and other out-of-pocket expenses incurred in attending Board and Committee meetings. Additionally, directors who are not members of the Compensation Advisory Committee are eligible to participate in the Company's Employee Stock Option and Rights Plan (the "1993 Plan"). Pursuant to the terms of the 1995 Non-Employee Directors Stock Option Plan (the "1995 Plan"), non-employee directors will receive stock options to acquire 3,760 shares of Common Stock on the first business day after the Annual Meeting of Stockholders, at the closing price of the Company's Common Stock on the date prior to the grant of the stock option. Pursuant to the 1995 Plan, Mr. Gordon and Mr. Howell each received stock options to acquire 3,760 shares of Common Stock on December 20, 1996 at a price of $22.50 per share. All stock options granted under the 1995 Plan become exercisable one year after the date of grant, provided the director has attended at least 75% of the sum of all meetings of the Board of Directors and any committees on which that director serves, from the date of grant to such anniversary date. No stock option granted pursuant to the 1995 Plan may be exercised later than five years following the date of grant thereof. See "Benefit Plans - Non-Employee Director Stock Option Plan" below.

AUDIT COMMITTEE - The Company's Audit Committee consists of two non-employee directors: Mr. Howell and Mr. Gordon. The Audit Committee met once in fiscal 1997. The Audit Committee reviews the general scope of the Company's annual audit and the nature of services to be performed for the Company in connection therewith, acting as liaison between the Board of Directors and the independent auditors. The Audit Committee also formulates and reviews various Company policies, including those relating to accounting practices and internal control systems of the Company. In addition, the Audit Committee is responsible for recommending, reviewing and monitoring the performance of the Company's independent auditors.

COMPENSATION ADVISORY COMMITTEE - The Company's Compensation Advisory Committee consists of two non-employee directors: Mr. Howell and Mr. Gordon. The Compensation Advisory Committee met four times in fiscal 1997. The Compensation Advisory Committee is responsible for reviewing and making recommendations to the Board regarding the annual compensation for all officers, including the salary and the compensation package of executive officers. A portion of the compensation package includes a bonus award. The Compensation Advisory Committee also administers several of the Company's benefit plans including the 1993 Plan.

NOMINATING COMMITTEE - IMNET does not have a standing nominating committee of the Board of Directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report and Performance Graph shall not be incorporated by reference into any such filings.

                REPORT OF THE COMPENSATION ADVISORY COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW

         The Compensation Advisory Committee of the Board of Directors of IMNET Systems, Inc. is composed of non-employee directors. The Compensation Advisory Committee reviews and approves the compensation of the Company's executive officers at least annually. The Compensation Advisory Committee believes the actions of top executives of the Company have a profound impact on the Company's short-term and long-term revenues and profitability. Therefore, the Compensation Advisory Committee gives significant attention to the design of the Company's compensation package.

         The Company's compensation package consists of three primary parts: a base salary, stock-based incentive compensation, and a cash bonus. The Company has recently adopted a deferred compensation plan and a split-dollar life insurance program for executive officers and certain other highly paid employees. No other significant perquisites are provided to executive officers.

BASE SALARY

         The Compensation Advisory Committee believes it is important for executive officers and other employees of the Company to receive acceptable salaries so that the Company can recruit and retain the talent it needs. In setting salaries, the Compensation Advisory Committee takes into consideration the individual employee's performance and length of service to the Company. The Compensation Advisory Committee seeks to set compensation at levels which are reasonable under the circumstances and generally near the midrange for U.S. software companies. The base salary for each executive officer is set based on existing employment agreements, if applicable, which provide for a Consumer Price Index adjustment. Additional increases, if any, are made on a subjective basis, bearing in mind an overall impression of that executive's relative skills, experience and contribution to the Company. For fiscal 1997, salaries for most executive officers were raised by 3.3%. The Compensation Advisory Committee does not attempt to address the relative weights assigned to the various factors, which are evaluated on a subjective overall basis by each individual member of the Compensation Advisory Committee. Salaries of all executive officers are reviewed annually by the Compensation Advisory Committee.

The base salaries for the new executive officers employed since the beginning of fiscal 1997, James L. Hall, Senior Vice-President of Sales, James A. Gilbert, President and Chief Operating Officer, and Scott A. Remley, Senior Vice-President and Chief Financial Officer, were established utilizing a procedure agreed upon by the Compensation Advisory Committee. In accordance with this procedure, the Compensation Advisory Committee informally consults with Mr. Rardin, the Chairman and Chief Executive Officer of the Company, and an appropriate range of base salary, bonus, and stock options is subjectively considered, based upon the range of compensation received by the other executive officers and the requirements of the particular positions to be filled. The Chief Executive Officer negotiates with the candidate for employment, subject to acceptance and ratification by the Compensation Advisory Committee, and the negotiated base salary is reflected in the candidate's employment agreement. In the case of Mr. Gilbert, Mr. Brown, and Mr. Remley, the Compensation Advisory Committee also took into account the candidate's prior levels of compensation, including outstanding stock options. The Compensation Advisory Committee has also endorsed the Company s adoption of a deferred compensation plan permitting certain company personnel to defer receipt of a portion of their base salary and/or bonuses.


STOCK-BASED INCENTIVES

         Stock-based incentives have been an important component of compensation for the Company's executive officers and certain other employees since the formation of the Company. The Company adopted a formal stock option plan in 1993. The Compensation Advisory Committee approves grants of incentive and non-qualified stock options under the 1993 Plan. The Company, through actions taken by its Board of Directors or the Compensation Advisory Committee, has on occasion also made grants of non-qualified stock options under an informal stock option program. The Compensation Advisory Committee will also administer the 1997 Plan if it is approved by the stockholders.

         Historically, stock option grants made by the Company have generally vested at a rate of 20% per year and have had a term of ten years. These stock options usually expire upon termination of employment or shortly thereafter, except in the event of retirement, disability or death, in which case the term of the stock option may continue for some time thereafter.

         The Compensation Advisory Committee believes that the Company's stock option program has been effective in creating stockholder value since the gain to be realized by executive officers (and other key employees) upon exercise of stock options will change as the stock price changes. The Compensation Advisory Committee also believes that the long-term nature of the stock options encourages the Company's executive officers to remain with the Company. Finally, the Compensation Advisory Committee has found it appropriate to grant stock options to newly employed executive officers in order to encourage such officers to accept employment with the Company, and identify promptly with the Company's goal of increased stockholder value. In fiscal 1998, upon the employment of Scott A. Remley as Senior Vice-President and Chief Financial Officer, the Compensation Advisory Committee granted Mr. Remley stock options for 100,000 shares of Common Stock at the then current market price. In fiscal 1997, upon the employment of James L. Hall as Senior Vice-President of Sales, the Compensation Advisory Committee granted Mr. Hall stock options for 50,000 shares of Common Stock. Of this amount, 40,000 were at the then-current market price, and 10,000 were at the higher price at which stock option grants had been made to other executive officers in fiscal 1996. In the fall of 1996, upon the employment of James A. Gilbert as President and Chief Operating Officer, the Compensation Advisory Committee granted a non-qualified stock option to acquire 400,000 shares of Common Stock. Of this amount, 250,000 were at the then-current market price (vesting in one year), and 150,000 were at the higher price at which stock option grants had been made to other executive officers in fiscal 1996. Grants made in the fall of 1996, which included those granted to Mr. Gilbert and Mr. Hall, were non-qualified stock options granted under an informal plan since there were insufficient shares available for grant at that time under the 1993 Plan. The number of stock options to be granted, the exercise price and other terms were established utilizing the procedure, and considering the factors, described above at "Base Salary." The Compensation Advisory Committee subjectively determined the terms of the stock options based on its analysis of the number which would provide an adequate incentive to each new executive officer to accept a position with the Company.

         In general, following initial employment, the granting of stock-based incentives is considered by the Compensation Advisory Committee to be justified when the Company's revenues and earnings, coupled with the individual executive's performance, warrant supplemental compensation in addition to the salary and bonus paid with respect to a given year. Stock options were granted to executive officers in fiscal 1997 by the Compensation Advisory Committee based on a subjective evaluation of the contributions made by each officer, the recommendations of the Chairman of the Board, and the Committee's perception of each executive officer's overall compensation. Each of these factors is weighed subjectively by Committee members in determining whether or not a stock-based incentive should be granted, and such incentives are not granted routinely. In the fall of 1996, the Company made grants of 105,000 shares to Mr. Rardin, 40,000 shares to Mr. Underwood, 25,000 shares to Mr. Brown, and 15,000 shares to Mr. Bowers, all at an exercise price of $15.75 per share. These grants were non-qualified stock options granted under an informal plan since there were insufficient shares at that time available for grant under the 1993 Plan.

CASH BONUSES

         Cash bonuses are the final component of executive officer compensation. In determining the amount to be paid as bonuses to executive officers, the Compensation Advisory Committee considers the performance of the Company in reaching goals for increased revenues and pre-tax profit as well as the performance of each executive officer. For fiscal 1997, the Compensation Advisory Committee, in consultation with Mr. Rardin, set an earnings per share target (as adjusted to eliminate non-recurring charges) the attainment of which would entitle each executive officer to receive a bonus. This target was met. The amount of the bonus paid to individual executive officers was determined based upon the Committee's subjective analysis of the performance of each such officer. Fiscal 1997 executive officer bonuses were paid in fiscal 1998, except to the extent deferred at the election of the individual executive officer. See "Benefit Plans - Deferred Compensation Plan."

DEFERRED COMPENSATION PLAN

         The Company has adopted a non-qualified deferred compensation plan. This plan, unlike a qualified plan which is subject to, among other things, the compensation limitations and vesting requirements of the Internal Revenue Code and additional requirements of the Employee Retirement Income Security Act, is an arrangement for a select group of management or other highly compensated employees that is not subject to any specific qualification criteria. The participants do not recognize income for income tax purposes until amounts are paid to the participant and the Company is entitled to a deduction at that time.

SPLIT-DOLLAR LIFE INSURANCE

         In October 1997, the Company implemented a split dollar life insurance program for certain executives, including Messrs. Rardin, Underwood, Brown, and Bowers. This program obligates the Company to obtain a life insurance policy ("Policy") insuring the life of the executive which will provide a minimum specified dollar amount in death benefits (called the "Minimum Death Benefit"). The Company will pay all the insurance premiums required under the Policies. Ownership of the Policy is "split" between the Company and the Participants. The Company has the right of ownership of the net cash value of the Policy and has the right to receive from any death benefit the greater of (a) total premiums paid by the Company under the Policy, and (b) net cash surrender value of the Policy on the date of death of the Participant. The Participant has the right to designate the death benefit beneficiary for the portion of the death benefit in excess of the Company's interest described above. This portion of the death benefit must at all times equal or exceed the Minimum Death Benefit. The Minimum Death Benefit under the program is $925,000, $90,000, $160,000 and $80,000 and for Messrs. Rardin, Underwood, Brown and Bowers, respectively.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Rardin's compensation is set based primarily on a written employment agreement entered into in 1992. That agreement was based on his then-existing arrangement with IMGE. The Compensation Advisory Committee fixed the fiscal 1997 salary of Mr. Rardin at $315,363 representing a premium of $12,231 over the minimum amount specified in his written employment agreement. Mr. Rardin was awarded a cash bonus of $792,854 for his performance in fiscal 1997. This bonus was granted pursuant to the philosophy of the Compensation Advisory Committee as set forth at "Base Salary" and "Cash Bonuses" above. The Compensation Advisory Committee deemed it appropriate to grant Mr. Rardin a non-qualified stock option for 105,000 shares in September 1996, based on his performance, which the Compensation Advisory Committee believes strongly contributed to the Company's performance in fiscal 1997. The Compensation Advisory Committee believes the overall compensation of Mr. Rardin, a founder of the Company, reflects the Committee's subjective opinion that Mr. Rardin has provided strong leadership and fulfilled the functions of an executive officer of the Company at the highest level.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

         Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits the tax deduction for individual compensation paid the CEO and the four other most highly paid executives ("Covered Executives") to $1.0 million annually, subject to certain exceptions. Except with regard to Mr. Rardin, executive compensation in fiscal 1997 did not exceed $1.0 million. The Committee has approved the Executive Deferred Compensation Plan described above. Participation in that Plan is limited to certain executives (including the current "Covered Executives") and is voluntary. It allows an individual to elect to defer a portion of base salary and cash bonus awards. Accordingly, any amounts which would otherwise result in non-tax deductible compensation may be deferred under the Plan. As a result of the implementation of the Executive Deferred Compensation Plan and the elections made thereunder by the Covered Executives, no tax deduction will be lost as a result of Section 162(m) on compensation paid to executives in fiscal 1997. In addition, the Committee considered the impact of Section 162(m) in structuring Mr. Gilbert's compensation package.

         The Compensation Advisory Committee has undertaken a continuing review of the Company's compensation plans with regard to the deduction limitation under Section 162(m) and the final regulations interpreting Section 162(m) which have recently been adopted by the Internal Revenue Service and the Department of the Treasury. Based on its initial review, the Compensation Advisory Committee has determined that certain stock options granted under the 1993 Plan, as previously approved by stockholders, may not meet the requirements for deductibility under the Internal Revenue Code (the "Code"). In order to permit the future deductibility of stock-based awards for certain executive officers of the Company, the Committee and the Board of Directors have approved the new 1997 Plan. If the new plan is approved by stockholders, future stock-based awards under the 1997 Plan can qualify as performance based and not be subject to the tax deductibility limitation of Section 162(m). Certain stock options previously granted under the 1993 Plan, and other stock options granted outside the 1993 Plan, may not qualify as performance based, and the Company could potentially lose tax deductions with respect to the exercise of such stock options, depending on the timing of the executives' exercise of those stock options. The Committee anticipates that the Covered Executives will cooperate with the Company with respect to the timing of the exercise of the stock options, as well as deferrals under the Executive Deferred Compensation Plan, in an attempt to avoid the loss of tax deductions for the Company, although the Company has not entered into any formal arrangements with the Covered Executives with respect to such cooperation. The Compensation Advisory Committee continues to monitor the Company's other compensation plans and other issues relating to the Section 162(m) compensation deduction limitation.

CONCLUSION

         The Compensation Advisory Committee believes that its mix of a cash salary and bonuses and a long-term stock incentive compensation program represents a balance that has motivated and will continue to motivate the Company's management team to produce the best results possible given overall economic conditions and the difficulty of predicting the Company's performance in the short term.

         COMPENSATION ADVISORY COMMITTEE:

         DANIEL P. HOWELL, CHAIRMAN
         JAMES A. GORDON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         During fiscal 1997, Messrs. Howell and Gordon served as members of the Compensation Advisory Committee. No member of the Committee is an employee, officer, or former officer of the Company, although Mr. Howell served as Secretary of the Company without compensation for such services until November 6, 1996. John I. Jellinek also served on the Compensation Advisory Committee until his resignation as a director on August 22, 1996.

         The Company entered into a distribution agreement with SoftNet Systems, Inc. ("SoftNet") in March 1993. SoftNet is a software and services company for which Mr. John I. Jellinek served, at that time, as President and Chief Executive Officer. Mr. John J. McDonough serves as Chairman of the Board of Directors of SoftNet, which according to SoftNet's SEC filings then acted as its compensation committee. Messrs. Jellinek and McDonough were directors of the Company until August 22, 1996 and August 20, 1996, respectively. The Company and SoftNet entered into an amendment to the distribution agreement in June 1995 pursuant to which SoftNet agreed to purchase certain hardware and software from the Company at an aggregate purchase price of approximately $2.0 million, payable in four equal installments due at the end of each calendar quarter, the first of which was due January 1, 1996, and was paid in February 1996. The Company recorded revenues and trade receivables of $485,000 in fiscal 1995 pursuant to this arrangement. The remaining $1,515,000 was recognized in fiscal 1996.

         On June 30, 1996, the Company entered into manufacturing and distribution rights agreements with SoftNet and a SoftNet-affiliated company which provided for the grant of exclusive worldwide manufacturing rights and nonexclusive distribution rights with respect to markets other than healthcare, as defined, for the IMNET MegaSAR Microfilm Jukebox, the Company's proprietary microfilm storage device. The terms of the agreements included an obligation by SoftNet to pay the Company nonrefundable license fees of $1,000,000. These nonrefundable license fees were recognized as revenue by the Company in the year ended June 30, 1996. The terms of the agreements also provided for SoftNet to pay the Company a fixed license fee per unit for all units manufactured, and a provision for SoftNet to purchase, at carrying value, the Company's remaining raw materials inventories on an as-needed basis.

         Simultaneously with the execution of the manufacturing and distribution rights agreements and the second amendment to the distribution agreement, the Company converted all amounts due from SoftNet into a secured note receivable from SoftNet bearing interest at the prime rate plus 2%, due upon the earlier of
(1) the sale of IMNET Common Stock owned by SoftNet, or (2) June 29, 1997. The note receivable was fully secured at June 30, 1996 by 112,913 shares of IMNET Common Stock owned by SoftNet and held as collateral by the Company. On September 24, 1996, the Company received a $2.5 million cash payment on the $2.9 million note receivable from SoftNet and released the collateral the Company held under the note, and SoftNet sold its shares of IMNET Common Stock. The largest aggregate amount of indebtedness due to IMNET under SoftNet s note during fiscal 1997 was $2.9 million.

         In July, 1997, the Company and SoftNet amended the distributor agreement referred to above. The Company agreed to a credit related to disputed amounts of $177,000 and accepted property valued at $71,000 in partial satisfaction of the remaining amount due, and SoftNet executed a new unsecured note receivable for the remaining balance of $161,000, which bears interest at the rate of 6.07% per annum, which has been included in prepaid expenses and other current assets in the accompanying 1997 consolidated balance sheet. No payments of principal or interest due pursuant to the new note have been made to IMNET as of the date of this Proxy Statement. In addition, SoftNet agreed to manufacture the MegaSAR based on an order from the Company for which a certain portion of the payment for each MegaSAR delivered to IMNET will be applied against the balance of the note due IMNET.


                                PERFORMANCE GRAPH

         Set forth below is a line-graph presentation comparing the cumulative stockholder return on the Company's Common Stock, on an indexed basis, against cumulative total returns of the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Health Care Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 on July 20, 1995. The Performance Graph shows total return on investment for the period beginning July 1, 1996 through June 30, 1997 and includes July 20, 1995 (the date of the Company's initial public offering) as a reference point.


                                [GRAPH OMITTED]



                   VALUE OF $100 INVESTED ON JULY 20, 1995 AT:

                                           7/20/95   6/30/96    6/30/97
                                          --------   -------    -------
IMNET                                    $100.00    $254.17    $258.83
NASDAQ HEALTH CARE INDEX                  100.00     138.51     127.21
NASDAQ MARKET                             100.00     115.45     139.08



                 Total return assumes reinvestment of dividends.

                             EXECUTIVE COMPENSATION

         The following table sets forth the compensation paid or accrued by the Company to the Company's Chief Executive Officer and the four other most highly paid executive officers of the Company in 1997 (the "Named Executive Officers"). The information presented is for the fiscal years ended June 30, 1997, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE


                                    Fiscal Year                                 Long Term            All Other
                                       Ended              Annual           Compensation Awards    Compensation($)
    Name and Principal Position       June 30,         Compensation            Securities
                                                                          Underlying Options(#)
                                                 Salary($)     Bonus($)
Kenneth D. Rardin                       1997      315,363     792,854(7)      105,000              12,508(1)
         Chairman and Chief             1996      324,118     248,955         193,984               11,763(2)
         Executive Officer              1995      281,265         ---         150,400               11,273(3)
James L. Gilbert                        1997      184,225(4)  148,258(7)      400,000                 ---
         President and Chief            1996         ----         ---             ---                 ---
         Operating Officer(4)           1995         ----         ---             ---                 ---

Thomas D. Underwood                     1997      155,545      51,519(7)       40,000                 ---
         Senior Vice President -        1996      139,692(5)   55,975          50,000                 ---
         Technical Operations           199           ---         ---             ---                 ---

Raymond L. Brown                        1997      145,649      48,498(7)       25,000                 ---
         Senior Vice President -        1996       77,538(6)   40,113          50,000                 ---
         Chief Financial Officer        1995          ---         ---             ---                 ---

Gary D. Bowers                          1997      134,510      45,864(7)       15,000                 ---
         Senior Vice President -        1996      145,192      38,438          23,647                 ---
         Business Development(8)        1995      113,161      31,997          18,800                 ---

--------------------------------
(1) The amounts shown reflect the dollar value of disability ($7,309) and life insurance ($5,199) premiums paid by the Company.

(2) The amounts shown reflect the dollar value of disability ($9,370) and life insurance ($2,393) premiums paid by the Company.

(3) Reflects the dollar value of disability ($7,309) and life insurance ($3,964) premiums paid by the Company.

(4) Mr. Gilbert joined the Company in September 1996 and subsequently resigned as President and Chief Operating Officer in November 1997.

(5) Mr. Underwood joined the Company in July 1995. He was appointed Senior Vice President - Client Services in November 1997.

(6) Mr. Brown joined the Company in November 1995. He was appointed Senior Vice President - Business Development in November 1997.

(7)  Includes $500,916,  $79,027, $17,809,  $37,380, and $17,702,  respectively, deferred by Messrs. Rardin, Gilbert, Underwood, Brown and Bowers under the Company's Deferred Compensation Plan. See "Deferred Compensation Plan."

(8) Mr. Bowers was appointed Senior Vice President - Product Technology in November 1997.

     Option Grants Table

     The following table sets forth certain information regarding stock options granted to the Named Executive Officers during the fiscal year ended June 30, 1997. No separate stock appreciation rights ("SARs") were granted during fiscal 1997.
                          OPTION GRANTS IN FISCAL 1997

                                INDIVIDUAL GRANTS

                                                                                               Potential Realizable
                                                                                                 Value of Assumed
                              Number of        % of Total                                      Annual Rates of Stock
                              Securities         Options                                       Price Appreciation for
                              Underlying       Granted to       Exercise                         Option Term(2)
                                 Options        Employees in      Price      Expiration
Name                        Granted(#)(1)      Fiscal Year      ($/share)       Date         5%($)        10%($)
----                        -------------      --------------   ---------    ----------      -----        ------
Kenneth D. Rardin              105,000             14.1%          $15.75      09/09/06     1,040,034      2,635,652


James A. Gilbert               250,000(3)          34.5%           15.75      09/09/06     2,476,273      6,275,361
                               150,000(4)          20.7%           21.25      09/09/06       660,764      2,940,217

Thomas D. Underwood             40,000              5.5%           15.75      09/09/06       396,204      1,004,058

Raymond L. Brown                25,000              3.4%           15.75      09/09/06       247,627        627,536

Gary D. Bowers                  15,000                2%           15.75      09/09/06       148,576        376,522

-----------------------

(1) Except as noted in footnotes 3 and 4 below, the stock options will become exercisable at the rate of 20% per year from the date of grant and have 10-year terms so long as the optionee's employment with the Company continues. The exercise price of each stock option is equal to the fair market value of the underlying Common Stock on the date of the grant, as determined by the Compensation Advisory Committee of the Board of Directors. The exercise price may be paid in cash or, at the discretion of the Compensation Advisory Committee, in shares of Common Stock valued at fair market value on the exercise date.

(2) Future value of current-year grants assuming appreciation in the market value of the Common Stock of 5% and 10% per year over the 10-year stock option period. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(3)  Exercisable in full as of the first anniversary of the date of grant.

(4) Exercisable at the rate of 25% per year commencing on the second anniversary of the date of the grant. This stock option will expire without vesting due to Mr. Gilbert s resignation as President and Chief Operating Officer in November 1997.

         Option Exercises and Year-End Value Table

         None of the Named Executive Officers has held or exercised separate SARs. The following table sets forth certain information regarding stock options exercised during the fiscal year ended June 30, 1997 by, and unexercised stock options held at fiscal year end by, each of the Named Executive Officers.

                       FISCAL 1997 YEAR-END OPTION VALUES

                               Shares                     Number of Securities
                              Acquired                   Underlying Unexercised          Value of Unexercised
                                 on         Value      Options at 1997 Fiscal Year   In-the-Money Options at 1997
                              Exercise     Realized              End(#)                  Fiscal Year End($)(1)
           Name                 (#)          ($)        Exercisable/Unexercisable      Exercisable/Unexercisable
 -------------------------- ------------- ----------- ------------------------------ ------------------------------
 Kenneth D. Rardin               0            0              120,743/383,749              2,350,724/6,070,818
 James A. Gilbert                0            0                 0/400,000                     0/5,299,000
 Thomas D. Underwood             0            0               10,000/80,000                148,050/1,204,600
 Raymond L. Brown                0            0               10,000/65,000                 98,100/775,150
 Gary D.  Bowers                 0            0               17,502/48,698                 353,582/767,936

-----------------

(1) Calculated based on the $31.06 estimated fair market value of the underlying securities as of June 30, 1997.


EMPLOYMENT AGREEMENTS

         The Company entered into an employment agreement with Mr. Rardin in May 1992, which was amended in July 1995, May 1996, and November 1997. It extends through December 31, 2000. The employment agreement, as amended, establishes Mr. Rardin's base salary at $303,132, subject to adjustment upward in accordance with the Consumer Price Index (the "CPI"). Under the agreement, the Company also has agreed to pay the premiums with respect to certain life and disability insurance for Mr. Rardin. The agreement may be terminated by the Company with or without cause or upon Mr. Rardin's death or his inability to perform his duties on a substantially full-time basis on account of disability or incapacity for a period of six or more months. The agreement also contains a one-year non-competition provision. The agreement provides that Mr. Rardin is to be nominated for election as a director of the Company for so long as he is employed full time by the Company. Mr. Rardin is also entitled to receive bonuses provided that the Company achieves certain earnings targets, and is entitled to participate in insurance and other benefit, pension or health plans provided by the Company to its key executive employees. Mr. Rardin is entitled to severance through December 31, 2000 upon termination of his employment prior to January 1, 1999 by reason of: (i) termination by the Company other than for cause; or (ii) at the election of Mr. Rardin within the six month period following a Severance Event. A Severance Event includes: (a) the occurrence of material changes made without the written consent of Mr. Rardin which diminish the position, title, authority, compensation or scope of authority enjoyed by Mr. Rardin as of the date the employment agreement was executed; (b) the occurrence of a transaction involving the Company whereby, following the consummation thereof, (1) 51% of the Company's outstanding voting shares will have been acquired by a third party or parties in a transaction or series of transactions effected with the purpose or effect of accomplishing a change in control of the Company or (2) the Company will have disposed of to a third party substantially all of the assets or business or entered into a substantially similar transaction; or (c) the occurrence of certain bankruptcy or insolvency events involving the Company (a "Bankruptcy Event"). In the event that Mr. Rardin's employment with the Company is terminated on or after January 1, 2000 for any of the reasons set forth above, Mr. Rardin is entitled to severance for a period of 12 months from the date of termination of his employment. The severance to which Mr. Rardin is entitled includes continued compensation payments at the base salary rate in effect at the time of the termination of employment, continued ability to participate in life or death benefit plans, continued life and disability insurance, and continued ability to participate in employee fringe benefit and pension plans, each as Mr. Rardin would have been entitled to receive during the term of his employment. In the event that Mr. Rardin's employment with the Company terminates by reason of: (A) termination by the Company other than for cause; (B) disability; (C) death; or (D) the Severance Events described above, Mr. Rardin is entitled to receive a pro rata portion of the bonus which he would otherwise have been entitled to receive, prorated to reflect the actual number of days worked by Mr. Rardin during such fiscal year.

         Messrs. Gilbert, Underwood, Brown, and Bowers entered into employment agreements with the Company dated September 10, 1996, July 5, 1995, November 17, 1995, and May 22, 1992, respectively. The agreements are terminable at any time upon three months' written notice by either party; automatically in the event of the death of the employee; immediately upon written notice if termination is for cause as defined therein and at any time upon the mutual agreement of the Company and the employee. The agreements established original base salary rates for Mr. Gilbert, Mr. Underwood, Mr. Brown, and Mr. Bowers, each subject to annual adjustments tied to increases in the Consumer Price Index (the "CPI"). As a result of subsequent increases in the CPI and merit raises, Mr. Gilbert's annual salary is currently $250,000, Mr. Underwood's current annual salary is $158,307, Mr. Brown's current annual salary is $148,235, and Mr. Bower's current annual salary is $139,455. Mr. Gilbert also received a one-time bonus of $100,000 payable over twelve months. Each of the employees is eligible to receive incentive bonuses under bonus plans to be determined by the Chief Executive Officer of the Company for senior level executives of the Company, with grants of any such bonuses being made in the sole discretion of the Board of Directors. Each employee (other than Mr. Gilbert) is entitled to receive six months severance pay at the monthly rate of their respective then-current base salaries upon termination of his employment for any reason other than cause and, with respect to Mr. Bowers, in the event Mr. Rardin's employment with the Company is terminated and such employee elects to terminate his employment within 30 days thereafter, provided such severance terminates upon acceptance by such employee of full-time employment with a subsequent employer during the six month severance period. Mr. Gilbert's, Mr. Underwood's, and Mr. Brown's agreement contains a one-year non-competition provision, while Mr. Bowers' agreement contains a six month non-competition provision. Each of the Named Executive Officers elected to defer a portion of his fiscal 1997 bonus under the Company's Deferred Compensation Plan. See "Deferred Compensation Plan." In November 1997, Mr. Gilbert resigned as Chief Operating Officer and President. He will remain employed by the Company until June 1998.

BENEFIT PLANS

Employee Stock Option and Rights Plan

         The 1993 Plan, as amended pursuant to Stockholder approval on December 19, 1996, provides for the grant of stock options to acquire a maximum of 1,590,000 shares of Common Stock. As of June 30, 1997, stock options for 94,362 shares had been exercised under the 1993 Plan, and stock options for 818,915 shares were outstanding. The number of shares covered by the 1993 Plan was increased from 944,000 to 1,590,000 pursuant to approval of the Stockholders in December 1996. Unless sooner terminated by the Board, the 1993 Plan terminates on October 27, 2003. These stock options also usually expire upon termination of employment or shortly thereafter, except in the event of retirement, disability or death, in which case the term of the stock option may continue for some time thereafter. In the event of a "Non-Acquiring Transaction" as defined in 1993 Plan (certain transactions constituting a change in control), limitations on exercisability of stock options owned by executive officers shall be waived, and the limitations on exercisability of stock options owned by others may be waived (in the discretion of the Compensation Advisory Committee).

Employee Discount Stock Purchase Plan

         In December 1996, the Stockholders approved the adoption of the IMNET Systems, Inc. Employee Discount Stock Purchase Plan for employees of the Company and its subsidiaries (the "Stock Purchase Plan"). The Stock Purchase Plan was established pursuant to the provisions of Section 423 of the Code. The purpose of the Stock Purchase Plan is to provide a method whereby all eligible employees of the Company may acquire a proprietary interest in the Company through the purchase of the Company s common stock. Under the Stock Purchase Plan, payroll deductions are used to purchase the Company s common stock.

         An aggregate of 300,000 shares of common stock of the Company were reserved for issuance under the Stock purchase Plan, and as of June 30, 1997, an aggregate of 12,215 shares of common stock were purchased and issued under that Plan (including approximately 1,740 shares purchased by executive officers). All employees (including officers) of the Company or its majority-owned subsidiaries whose customary employment is at least 20 hours per week and five months per year are eligible to participate in the Stock Purchase Plan. As of July 1, 1997, approximately 257 employees were eligible to participate in the Stock Purchase Plan. An employee electing to participate in the Stock Purchase Plan must authorize a whole percentage (not less than 1% nor more than 25%) of the employee s compensation to be deducted by the Company from the employee s pay during each pay period. Each six month period from January 1 to June 30 and July 1 to December 31 is a "Plan Period" during which payroll deductions will be accumulated to purchase Common Stock at the end of such a Plan Period. The price for common stock purchased under the Stock Purchase Plan is equal to the lesser of 85% of the closing sale price on Nasdaq of the Common Stock on either the (i) first trading day or (ii) the last trading day of the applicable Plan Period; provided that the price will be the closing sale price on the last trading day of the Plan Period if the Board does not specify a maximum number of shares per employee for the Plan Period.

         A participant may voluntarily withdraw from the Stock Purchase Plan at any time and may, at the participant s option (i) receive on withdrawal the cash balance, without interest, then held in the participant s account or (ii) allow the cash balance to remain in the Plan and be used to purchase Common Stock at the end of the Plan Period. Upon termination of employment for any reason, including resignation, discharge, disability or retirement, or upon the death of a participant, the balance of the participant's account, without interest, will be paid to the participant or his or her designated beneficiary. However, in the event of the participant's death, disability or retirement, the participant or the participant's beneficiary may elect to exercise the participant's option to purchase such number of full shares which such participant's accumulated payroll deductions will purchase at the applicable purchase price.

Reservation of Shares for Other Options

         In September 1996, the Company's Board of Directors approved the grants of options to acquire 610,000 shares of Common Stock as part of an Informal Stock Option Plan (the "Informal Plan"). The Compensation Advisory Committee was authorized to grant further stock options under the Informal Plan to acquire up to 200,000 shares of the Company's Common Stock on such terms as it deems appropriate, and has issued stock options to purchase 40,000 of such shares. As of October 30, 1997, stock options for 200 shares had been exercised under the Informal Plan, stock options for 39,800 shares were outstanding, and 160,000 shares remained available for issuance under the Informal Plan. Stock options issued under the Informal Plan incorporate by reference the terms of the 1993 Plan.

Non-Employee Directors Stock Option Plan

         The Non-Employee Directors Stock Option Plan (the "1995 Plan") permits the granting of options to purchase an aggregate of 94,000 shares of Common Stock to non-employee directors of the Company. The 1995 Plan provides for automatic grants of non-qualified stock options to non-employee directors of the Company at an exercise price equal to the then-current fair market value. An initial grant of stock options to purchase 3,760 shares, at a price equal to the initial public offering price, was awarded to each non-employee director effective upon the closing of the initial public offering. Commencing with the 1996 Annual Meeting of Stockholders, each non-employee director receives an annual grant of stock options to purchase 3,760 shares on the first business day after such annual meeting. Stock options granted under the 1995 Plan are not transferable other than by will or the laws of descent and distribution. Stock options vest on the first anniversary of the grant date, but do not vest unless the director has attended at least 75% of the sum of all meetings of the Board of Directors and any committees on which that director serves, from the date of grant to such anniversary date. Stock options terminate 30 days following cessation of service as a non-employee director for any reason other than death. Upon the death of a non-employee director, stock options which were exercisable on the date of death are exercisable by his legal representatives or heirs for one year from the date of death. Under no circumstances may a stock option be exercised more then five years following the date of grant. As of the fiscal year end, stock options for 22,560 shares had been granted, under the 1995 Plan. Of these, stock options to acquire 3,760 shares were exercised, stock options to acquire 7,520 shares expired without vesting and stock options to acquire 7,520 shares remain outstanding.

Deferred Compensation Plan.

         In 1997, the Company adopted a non-qualified deferred compensation plan whereby certain executive officers, including Messrs. Rardin, Gilbert, Underwood, Brown, and Bowers, can elect to defer a portion of the cash compensation he would otherwise be entitled to receive. This plan, unlike a qualified plan which is subject to, among other things, the compensation limitations and vesting requirements of the Internal Revenue Code and additional requirements of the Employee Retirement Income Security Act, is an arrangement for a select group of management or other highly compensated employees that is not subject to any specific qualification criteria. The participants do not recognize income for income tax purposes until amounts are paid to the participant. Likewise, the Company is not entitled to an income tax deduction until such amounts are paid to participants. For fiscal 1997, the amount of compensation deferred under the Deferred Compensation Plan was $500,916, $79,027, $17,809, $37,380 and $17,702 for Messrs. Rardin, Gilbert, Underwood, Brown and Bowers, respectively.

Executive Split-Dollar Life Insurance Program

         In October 1997, the Company implemented a split dollar life insurance program for certain executives, including Messrs. Rardin, Underwood, Brown, and Bowers. This program obligates the Company to obtain a life insurance policy ("Policy") insuring the life of the executive which will provide a minimum specified dollar amount in death benefits (called the "Minimum Death Benefit"). The Company will pay all the insurance premiums required under the Policies. Ownership of the Policy is "split" between the Company and the Participants. The Company has the right of ownership of the net cash value of the Policy and has the right to receive from any death benefit the greater of (a) total premiums paid by the Company under the Policy, and (b) net cash surrender value of the Policy on the date of death of the Participant. The Participant has the right to designate the death benefit beneficiary for the portion of the death benefit in excess of the Company's interest described above. This portion of the death benefit must at all times equal or exceed the Minimum Death Benefit. The Minimum Death Benefit under the program is $925,000, $90,000, $160,000 and $80,000 for Messrs. Rardin, Underwood, Brown and Bowers, respectively.

CERTAIN TRANSACTIONS

         In October 1992 and January 1994, the Company loaned $75,000 and $30,000, respectively, to Mr. Rardin, the Chairman of the Board, President and Chief Executive Officer of the Company. Such loans were evidenced by unsecured promissory notes which were payable as follows: the $75,000 note accrued no interest for two years from the date of issuance, and accrued interest thereafter at a rate of 10% per annum. The $30,000 note bore interest from the date of issuance at a rate of 10% per annum and was initially due by January 31, 1996. The notes were amended to extend the due date for all payments of principal and interest to September 30, 1997. Pursuant to the terms of such notes, bonuses earned by Mr. Rardin pursuant to certain provisions of his employment agreement were to be applied against amounts due under those notes. No bonuses were earned pursuant to these provisions prior to fiscal 1997. The aggregate balance of these loans as of June 30, 1997 and the largest aggregate amount of indebtedness owed to the Company by Mr. Rardin during fiscal year 1997 was $139,150, including accrued interest. On June 30, 1997, the amount of $139,150, representing the largest amount due from the dates of the loans through such date, was paid out of the bonuses earned by Mr. Rardin in the fiscal year ended June 30, 1997.

         In September 1996, James A. Gilbert became President and Chief Operating Officer and a director of the Company. Prior to September 1996, Mr. Gilbert was an executive officer of HBOC. HBOC is the Company s largest Healthcare Information Systems distribution partner. During fiscal 1997, HBOC accounted for 31% of the Company s revenues ($31.5 million). As part of the agreements with HBOC, the Company also assumed certain customer support and conversion obligations with respect to HBOC customers currently using HBOC's First Perspective product line. The Company has accrued $3.0 million to reflect its estimate of the cost of converting the First Perspective customers to the Company's products. The HBOC alliance provides for a seven year term and five equal payments to HBOC totaling $3.0 million, beginning upon execution of the agreements in March 1996 through March 1997. Payments of $1.2 million were made to HBOC by the Company in fiscal 1996, and the remaining $1.8 million was paid in fiscal 1997. In fiscal 1997, the Company recorded a non-recurring charge of $4.6 million to the Company's consolidated statement of operations and capitalized the remaining $1.4 million as an intangible asset related to the Company's valuation of the estimated cash flows from the maintenance revenues expected from the First Perspective customers. The Company has classified the remaining $1.7 million in estimated conversion costs, net of conversion costs of $1.3 million incurred through June 30, 1997, in accrued expenses in its June 30, 1997 consolidated balance sheet. At June 30, 1997, the Company had $12.1 million of trade accounts receivable from HBOC.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Company's stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely on its review of copies of forms received by it pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, or written representations from certain reporting persons, the Company believes that with respect to fiscal year 1997, all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that the grants of 3,760 stock options to Messrs. Howell and Gordon were inadvertently not reported on their respective Form 5 filings for the year ending June 30, 1997. Amended Forms 5 were filed.



                   PROPOSAL TO APPROVE THE IMNET SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN

         On December 10, 1997, the Board of Directors, subject to the approval of stockholders, adopted the 1997 Long-Term Incentive Plan (the "1997 Plan"). The 1997 Plan shall be effective as of the date of such approval of stockholders ("Effective Date").

         Options and other stock awards may be granted under the 1997 Plan to employees of the Company and certain subsidiaries and affiliated businesses ("Related Companies"), and directors, consultants and other persons providing key services to the Company. The Company estimates that, as of the date of this Proxy Statement, approximately 300 employees (including officers), the two non-officer directors and no more than ten consultants and advisors of the Company are eligible to participate in the 1997 Plan. The following discussion summarizes the 1997 Plan.

Shares Reserved for the Plan

         The Company's 1997 Plan provides for the grant of options ("Options"), stock appreciation rights ("SARs") and other stock awards ("Stock Awards") (collectively "Awards") to acquire shares of common stock up to a maximum ("Plan Maximum") of 875,000 shares of common stock. In addition, the following provisions are imposed under the 1997 Plan: (i) a maximum of 800,000 shares issued under Options intended to be ISOs, (ii) a maximum of 300,000 shares issued  under  Options  and SARs to any one  individual  during any  consecutive twelve month period, (iii) a maximum number of shares under other Awards of 500,000 shares, (iv) a maximum payment under other Awards of $2,000,000 to any one individual for any Performance Goals established for any performance period (including the Fair Market Value of stock subject to Awards denominated in shares). These maximums are subject to adjustment in the event of stock dividends, stock splits, combination of shares, recapitalization, reorganization, merger, consolidation, split-up, spin-off, exchange of shares or other changes in the outstanding Common Stock ("Corporate Transactions"). Any such adjustment will be made by the Committee (as defined below). The Plan Maximum shall not be reduced for shares subject to plans assumed by the Company in an acquisition of an interest in another company. Shares subject to Awards that are forfeited or canceled shall again be available for new Awards under the 1997 Plan. Shares issued under the 1997 Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.

         The 1997 Plan permits the grant of incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), SARs and other Stock Awards. The Compensation Advisory Committee will determine the terms and conditions of options granted under the 1997 Plan, including the exercise price ("Exercise Price"), which may not be less than the fair market value, all subject to certain limitations provided under the 1997 Plan.

         Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

Purpose of Plan

         The Company desires to (i) to attract and retain persons eligible to participate in the 1997 Plan ("Participants"); (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other stockholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return. A portion of the options issued pursuant to the 1997 Plan may constitute ISOs within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any succeeding provisions. The 1997 Plan is not qualified under
Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

Administration of the Plan

         The 1997 Plan will be administered by the Compensation Advisory Committee (the "Committee") appointed by the Board of Directors of the Company. Subject to the terms of the 1997 Plan, in administering the 1997 Plan and the Awards granted under the 1997 Plan, the Committee will have the authority to (1) to determine the directors, officers and employees of the Company and its subsidiaries and the consultants and advisors to whom Awards may be granted and the types of Awards; (2) determine the time or times at which Awards may be granted; (3) determine the option price for shares subject to each Option and establish the terms, conditions, performance criteria restrictions and other provisions of each Award; (4) determine the extent to which Awards will be structured to conform to Section 162(m) of the Code; (5) establish terms and conditions of Awards to conform to requirements of jurisdictions outside the United States; (6) determine whether restrictions are to be imposed on shares subject to Options and the nature of such restrictions; and (7) interpret the 1997 Plan and prescribe and rescind rules and regulations, if any, relating to and consistent with the 1997 Plan.

         The current Committee members are Mr. Daniel P. Howell, Chairman, and Mr. James A. Gordon. The terms of Mr. Howell and Mr. Gordon as directors expire at the 1997 Annual Meeting of the Stockholders; they are candidates for reelection. Under the 1997 Plan, acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

Amendment of the Plan

         The 1997 Plan may be terminated or amended by the Board of Directors at any time, except that the following actions may not be taken without stockholder approval: (a) materially increasing the number of shares that may be issued under the 1997 Plan (except by certain adjustments provided for under the 1997
Plan); or (b) amending the 1997 Plan provisions regarding the limitations on the Exercise Price. In addition, no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the 1997 Plan prior to the date such amendment is adopted by the Board. Options may not be granted under the 1997 Plan after the date of termination of the 1997 Plan, but Options granted prior to that date shall continue to be exercisable according to their terms.

Eligibility for Participation

         Each person who is serving as an officer, director, or employee of the Company or any of its subsidiaries is eligible to participate in the 1997 Plan. Furthermore, certain consultants and advisors to the Company may also be eligible to participate in the 1997 Plan.

         Nothing contained in the 1997 Plan or in any Options agreement may confer upon any person any right to continue as director, officer or employee of the Company or its subsidiaries or as a consultant or advisor, or limit in any way any right of stockholders or of the Board, as applicable, to remove such person.

New Plan Benefits

         No Awards have been granted under the Plan. No determination has been made by the Board or the Committee regarding the number of Awards to be granted to any executive officer, executive officers as a group, non-executive directors or non-executive employees.

Option Exercise Price and Vesting

         The Exercise Price per share for the shares subject to NSOs shall be at whatever price is approved by the Committee, but not less than the greater of the fair market value or par value per share of the Common Stock on the Pricing Date (as defined below). The Exercise Price per share for the shares subject to ISOs shall be not less than the fair market value per share of Common Stock on the Pricing Date, except that in the case of an ISO to be granted to an employee owning more than 10% of the total combined voting power of all classes of stock of the Company, the Exercise Price per share shall be not less than 110% of the fair market value per share of Common Stock on the Pricing Date. The "fair market value" shall be the mean between the highest and lowest reported sale prices on the Nasdaq National Market on the Pricing Date, or, if no quotes are available on the Pricing Date, or the last business day for which the price or quotes are available prior to the Pricing Date. The "Pricing Date" is the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award. The Committee determines the vesting provisions for each Option.

Adjustments to Exercise Price and Number of Shares; Change of Control

         In the event of a Corporate Transaction, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

         In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Change of Control Transaction") while unexercised Options are outstanding under the 1997 Plan, after the effective date of a Change of Control Transaction each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Change of Control Transaction based upon the agreed upon conversion ratio or per share distribution. However, any limitations on exercisability of Options owned by executive officers or the Company shall be waived, and Options of non-executive officers may be waived (in the discretion of the Committee), so that all such Options, from and after a date prior to the effective date of such Change of Control Transaction shall be exercisable in full. Furthermore, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an Option during a 15-day period preceding the effective date of such Change of Control Transaction. Any outstanding Options not exercised within such 15-day period may be canceled by the Committee as of the effective date of any such Change of Control Transaction, as specified in the 15-day notice. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

Duration and Termination of 1997 Plan and Options

         The 1997 Plan shall be unlimited in duration and, in the event of 1997 Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISOs may be granted under the 1997 Plan on a date that is more than ten years from the date the 1997 Plan is adopted or, if earlier, the date the 1997 Plan is approved by stockholders.

         Each Option expires on the Expiration Date specified by the Committee. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of: (a)the ten-year anniversary of the date on which the Option is granted; (b) if the Participant's date of termination occurs by reason of death or disability, the one-year anniversary of such date of termination; (c) if the Participant's date of termination occurs by reason of retirement or early retirement, the three-year anniversary of such date of termination; (d) if the participant's date of termination occurs for Cause (as defined in the 1997 Plan), the date of termination; or (e) if the Participant's date of termination occurs for reasons other than Cause, retirement, early retirement, death or disability, the 30-day anniversary of such date of termination. Notwithstanding the foregoing, if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, provided that it is not later than the first anniversary of the date of death. If approved by the Committee, after request by the grantee, ISOs may be converted into NSOs and the term of such option may be extended.

Means of Exercise of Options

         An Option or an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         The payment of the Exercise Price of an Option granted under the 1997 Plan shall be subject to the following:


(a) The full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described below, payment may be made as soon as practicable after the exercise).

(b) The Exercise Price shall be payable in cash or by tendering shares of Common Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

(c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

Non-transferability of Options

         Except as provided by the Committee, no Option is transferable except by will or by the laws of descent and distribution. Shares subject to Options granted under the 1997 Plan that have lapsed or terminated may again be subject to Options granted under the 1997 Plan.

Restrictions on Stock Awards

         Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Measures (as defined in the 1997
Plan). The Performance Measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. If the right to become vested in a Stock Award granted under the 1997 Plan is conditioned on the completion of a specified period of service with the Company and its subsidiaries, without achievement of Performance Measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

Tax Treatment

         The following discussion addresses certain anticipated federal income tax consequences to recipients of awards made under the 1997 Plan. It is based on the Code and interpretations thereof as in effect on the date of this Proxy Statement. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

         A company, such as the Company, for which an individual is performing services will generally be allowed to deduct amounts that are includable in the income of such person as compensation income at the time such amounts are so includable, provided that such amounts qualify as reasonable compensation for the services rendered. This general rule will apply to the deductibility of a Participant's compensation income resulting from participation in the 1997 Plan. The timing and amount of deductions available to the Company as a result of the 1997 Plan will, therefore, depend upon the timing and amount of compensation income recognized by a Participant as a result of participation in the 1997 Plan. The following discusses the timing and amount of compensation income which will be recognized by Participants and the accompanying deduction which will be available to the Company.

         Incentive Stock Options ("ISOs"). A Participant to whom an incentive stock option ("ISO") which qualifies under Section 422 of the Code is granted generally will not recognize compensation income (and the Company will not be entitled to a deduction) upon the grant or the exercise of the Option. To obtain nonrecognition treatment on exercise of an ISO, however, the Participant must be an employee of the Company or a subsidiary continuously from the date of grant of the option until three months prior to the exercise of the Option. (If termination of employment is due to disability of the Participant, ISO treatment will be available if the option is exercised within one year of termination). If an Option originally designated as an ISO is exercised after those periods, the option will be treated as a nonqualified stock option ("NSO") for income tax purposes and compensation income will be recognized by the Participant (and a deduction will be available to the Company) in accordance with the rules discussed below concerning NSOs.

         The Code provides that ISO treatment will not be available to the extent that the fair market value of shares subject to ISOs (determined as of the date of grant of the ISOs) which become exercisable for the first time during any year exceed $100,000. If the $100,000 limitation is exceeded, the Options in excess of the limitation are treated as NSOs when exercised.

         While a Participant may not recognize compensation income upon exercise of an ISO, the excess of the fair market value of the shares of Stock received over the exercise price for the option can affect the optionee's alternative minimum tax liability under applicable provisions of the Code. The increase, if any, in an optionee's alternative minimum tax liability resulting from exercise of an ISO will not, however, create a deductible compensation expense for the Company.

         When a Participant sells shares of Stock received upon exercise of an ISO more than one year after the exercise of the Option and more than two years after the grant of the Option, the Participant will normally not recognize any compensation income, but will instead recognize capital gain or loss from the sale in an amount equal to the difference between the sales price for the Shares of Stock and the option exercise price. If, however, a Participant sells the Shares of Stock within one year after exercising the ISO or within two years after the grant of the ISO, the Participant will recognize compensation income (and the Company will be entitled to a deduction) in an amount equal to the lesser of (i) the excess, if any, of the fair market value of the Shares of Stock on the date of exercise of the Option over the option exercise price, and
(ii) the excess, if any, of the sale price for the shares over the option exercise price. Any other gain or loss on such sales (in addition to the compensation income mentioned previously) will normally be capital gain or loss.

         Nonqualified Stock Options ("NSOs"). A Participant to whom a NSO is granted will not normally recognize income at the time of grant of the Option. When a Participant exercises a NSO, the Participant will generally recognize compensation income (and the Company will be entitled to a deduction) in an amount equal to the excess, if any, of the fair market value of the Shares of Stock when acquired over the option exercise price. The amount of gain or loss recognized by a Participant from a subsequent sale of Shares of Stock acquired from the exercise of a NSO will be equal to the difference between the sales price for the Shares of Stock and the sum of the exercise price of the Option plus the amount of compensation income recognized by the Participant upon exercise of the Option.

         SARs. The recipient of an SAR generally will not recognize any compensation income upon grant of the SAR. At the time of exercise of an SAR, however, the recipient should recognize compensation income in an amount equal to the amount of cash, or the fair market value of the shares, received.

         Restricted Stock Awards. If stock received pursuant to a stock award made through the 1997 Plan is subject to a restriction on continued ownership which is dependent upon the recipient continuing to perform services for the Company or its affiliated companies (a "risk of forfeiture"), the Participant should not recognize compensation income upon receipt of the Shares of Stock unless he/she makes a so-called "83(b) election" as discussed below. Instead, the Participant will recognize compensation income (and the Company will be entitled to a deduction) when the shares of Stock are no longer subject to a risk of forfeiture, in an amount equal to the fair market value of the stock at that time. Absent a Participant making an 83(b) election, dividends paid with respect to Shares of Stock which are subject to a risk of forfeiture will be treated as compensation income for the Participant (and a compensation deduction will be available to the Company for the dividend) until the Shares of Stock are no longer subject to a risk of forfeiture.

         Different tax rules will apply to a Participant who receives Shares of Stock subject to a risk of forfeiture if the Participant files an election pursuant to Section 83(b) of the Code (an "83(b) election"). If, within 30 days of receipt of the Shares of Stock, a Participant files an 83(b) election with the Internal Revenue Service and the Company, then, notwithstanding that the Shares of Stock are subject to a risk of forfeiture, the Participant will recognize compensation income upon receipt of the Shares of Stock (and the Company will be entitled to a deduction) in an amount equal to the fair market value of the stock at the time of the award. If the 83(b) election is made, any dividends paid with respect to the Shares of Stock will not result in compensation income for the Participant (and will not entitle the Company to a deduction). Rather, the dividends paid will be treated as any other dividends paid with respect to Company Stock, as noncompensatory ordinary income.

Tax Withholding

         Whenever the Company proposes, or is required, to distribute shares under the 1997 Plan, the Company may require the recipient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

Unfunded Status of the 1997 Plan

         The 1997 Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained in the 1997 Plan shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 15, 1997 by: (i) each person (or group of affiliated persons) known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock; (ii) the Named Executive Officers who beneficially own shares of the Company's Common Stock;
(iii) each director of the Company; and (iv) all of the Company's executive officers and directors as a group. Except as otherwise indicated in the footnotes to this table, the Company believes that the persons named in this table have sole voting and investment power with respect to all the shares of Common Stock indicated.


                                                                                 Beneficial Ownership
          Beneficial Owner                                                      As of December 15, 1997
                                                                               Shares         Percentage

          Edgewater Private Equity Fund, L.P. (1)                                 644,396          6.6
          Mesirow Capital (2)                                                     644,396          6.6
          Kenneth D. Rardin (3)                                                   329,150          3.3
          James A. Gilbert (4)                                                    258,842          2.6
          Gary D. Bowers (5)                                                       44,508            *
          Thomas D. Underwood (6)                                                  28,000            *
          Raymond L. Brown (7)                                                     25,649            *
          James A. Gordon (1)(8)                                                  651,916          6.7
          Daniel P. Howell (2)(8)                                                 651,916          6.7
          All officers and directors as a group (10 persons) (1)(2)(9)          2,018,299         19.5

          Mellon Bank Corporation(10)                                             661,000          6.8
          Waddell & Reed, Inc.(11)                                                567,000          5.8

-----------------

 *     Represents beneficial ownership of less than 1%.

(1) The shares beneficially owned include 644,396 shares held by Edgewater Private Equity Fund, L.P. ("Edgewater"). Gordon Management, Inc. serves as general partner of Edgewater. Mr. Gordon is the President and a principal of Gordon Management, Inc. Mr. Gordon may therefore be deemed to be the beneficial owner of the shares held by Edgewater. The address of Edgewater Private Equity Fund, L.P., is 666 Grand Avenue, Suite 200, Des Moines, Iowa 50309.

(2) The shares beneficially owned include 520,287 shares held by Mesirow V and 124,109 shares held by Mesirow VI. Mr. Howell is a principal and the Executive Vice President of Mesirow Private Equity Investments, Inc., the General Partner of Mesirow V and Mesirow VI. Mr. Howell may therefore be deemed to be the beneficial owner of the shares held by Mesirow V and Mesirow VI. The address of Mesirow Private Equity Investments is 350 North Clark Street, Chicago, Illinois 60610.

(3) Includes 3,760 shares held by Mr. Rardin's daughter. Also includes stock options to purchase 221,642 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Report. Does not include 282,850 shares subject to outstanding stock options, which stock options are not currently exercisable and will not become exercisable within 60 days of the date of this Report.

(4) Includes stock options to purchase 250,000 shares which are currently exercisable.

(5) Includes stock options to purchase 30,741 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Report. Does not include 35,549 shares subject to outstanding stock options, which stock options are not currently exercisable and will not become exercisable within 60 days of the date of this Report.

(6) Includes stock options to purchase 28,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Report. Does not include 62,000 shares subject to outstanding stock options, which stock options are not currently exercisable and will not become exercisable within 60 days of the date of this Report.

(7) Includes stock options to purchase 25,000 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Report. Does not include 50,000 shares subject to outstanding stock options, which stock options are not currently exercisable and will not become exercisable within 60 days of the date of this Report.

(8) Includes stock options to purchase 7,520 shares which are either currently exercisable or which become exercisable within 60 days of the date of this Report.

(9) Includes stock options to purchase 595,923 shares which are currently exercisable or which become exercisable within 60 days of the date of this Report. Does not include 606,309 shares subject to outstanding stock options which stock options are not currently exercisable and will not become exercisable within 60 days of the date of this Report.

(10) Based upon information contained in a Schedule 13G filed with the Securities and Exchange Commission, and is as of February 4, 1997. The address of Mellon Bank is c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258. Includes shares held by the following subsidiaries: Mellon Bank, N.A. (645,000 shares) and the Dreyfuss Corporation (610,000 shares).

(11) Based  upon  information  contained  in  a  Schedule  13G  filed  with  the
     Securities and Exchange Commission, and is as of January 31, 1997. The address of Waddell & Reed, Inc. is Post Office Box 29217, 6300 Lamar Avenue, Overland, Kansas 66202-4200. Includes shares held be the following additional group members: Liberty National Life insurance Company, Waddell & Reed Financial Services, Inc., Torchmark Corporation, and United Investors Management Company. The nature of the group members affiliations and shareholdings was not disclosed in the Schedule 13G.

INDEPENDENT PUBLIC ACCOUNTANTS

         The accounting firm of KPMG Peat Marwick LLP has been the independent certified public accountants of the Company since 1992. Approval or selection of the independent certified public accountants of the Company is not submitted for a vote at the Annual Meeting of Stockholders. The Board of Directors of the Company has historically selected the independent certified public accountants of the Company, with the advice of the Audit Committee, and the Board believes that it would be to the detriment of the Company and its Stockholders for there to be any impediment (such as selection or ratification by the Stockholders) to its exercising its judgment to remove the Company's independent certified public accountants if, in its opinion, such removal is in the best interest of the Company and its stockholders.

         It is anticipated that a representative from the accounting firm of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders to answer questions and make a statement if the representative desires to do so.

STOCKHOLDER PROPOSALS

     Appropriate proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by August 18, 1998 for inclusion in its Proxy Statement and form of proxy relating to that meeting. If the date of the next Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the annual meeting to which this Proxy Statement relates, the Company shall, in a timely manner, inform its stockholders of the change, and the date by which proposals of stockholders must be received.

     UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, AS AMENDED, FOR ITS FISCAL YEAR ENDED JUNE 30, 1997. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE ADDRESSED TO MR. SCOTT A. REMLEY, SECRETARY, IMNET SYSTEMS, INC., 3015 WINDWARD PLAZA, WINDWARD FAIRWAYS II, ALPHARETTA, GEORGIA 30005.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO SIGN, COMPLETE, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED.

                                 By Order of the Board of Directors

                                 /s/ Kenneth D. Rardin

                                 KENNETH D. RARDIN, Chairman of the Board,
                                 President and Chief Executive Officer

Dated: December 15, 1997

                                  APPENDIX "1"

                               IMNET SYSTEMS, INC.
                          1997 LONG-TERM INCENTIVE PLAN

                                    SECTION 1

                                     GENERAL

         1.1. Purpose. The IMNET Systems, Inc. 1997 Long-Term Incentive Plan (the "Plan") has been established by IMNET Systems, Inc. (the "Company") (i) to attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other stockholder through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Related Companies, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

         1.2. Participation. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Employees, those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Related Company (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Related Company).

                                    SECTION 2

                                OPTIONS AND SARS

         2.1.     Definitions of Options and SARS.

         (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options or Non-Qualified Stock Options, as determined in the discretion of the Committee. An "Incentive Stock Option" is an Option that is intended to satisfy the requirements applicable to an "incentive stock option" described in section 422(b) of the Code. A "Non- Qualified Option" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code.


487241.3

         (b) To the extent that the aggregate fair market value of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and all Related Companies) exceeds $100,000, such options shall be treated as Non-Qualified Stock Options, to the extent required by section 422 of the Code.

         (c) A stock appreciation right (an "SAR") entitles the Participant to receive, in cash or Stock (as determined in accordance with subsection 2.5), value equal to all or a portion of the excess of: (a) the Fair Market Value of a specified number of shares of Stock at the time of exercise; over (b) an Exercise Price established by the Committee.

         2.2. Exercise Price. The "Exercise Price" of each Option and SAR granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option or SAR is granted; except that the Exercise Price shall not be less than the greater of 100% of the Fair Market Value or the par value of a share of Stock as of the Pricing Date. However, if the Participant owns more than 10% of the total combined voting power of all classes of capital stock of the Company or any of its subsidiary or parent corporations, the Exercise Price of an Incentive Stock Option granted to such Participant shall not be less than 110% of the Fair Market Value at a share of stock as of the Pricing Date. For purposes of the preceding sentence, the "Pricing Date" shall be the date on which the Option or SAR is granted, except that the Committee may provide that: (i) the Pricing Date is the date on which the recipient is hired or promoted (or similar event), if the grant of the Option or SAR occurs not more than 90 days after the date of such hiring, promotion or other event; and (ii) if an Option or SAR is granted in tandem with, or in substitution for, an outstanding Award, the Pricing Date is the date of grant of such outstanding Award.

         2.3. Exercise. An Option and an SAR shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

         2.4. Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

         (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

         (b) The Exercise Price shall be payable in cash or by tendering shares of Stock (by either actual delivery of shares or by attestation, with such shares valued at Fair Market Value as of the day of exercise), or in any combination thereof, as determined by the Committee.

487241.3
                                        2

         (c) The Committee may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

         2.5. Expiration Date. The "Expiration Date" with respect to an Option means the date established as the Expiration Date by the Committee at the time of the grant; provided, however, that the Expiration Date with respect to any Option shall not be later than the earliest to occur of:

         (a) the ten-year anniversary of the date on which the Option is granted;

         (b) if the Participant's Date of Termination occurs by reason of death or Disability, the one-year anniversary of such Date of Termination;

         (c) if the Participant's Date of Termination occurs by reason of Retirement or Early Retirement, the three-year anniversary of such Date of Termination;

         (d) if the Participant's Date of Termination occurs for Cause, the Date of Termination; or

         (e) if the Participant's Date of Termination occurs for reasons other than Cause, Retirement, Early Retirement, death or Disability, the 30-day anniversary of such Date of Termination.

Notwithstanding the foregoing provisions of this subsection 2.5, if the Participant dies while the Option is otherwise exercisable, the Expiration Date may be later than the dates set forth above, as determined by the Committee, provided that it is not later than the first anniversary of the date of death.

         2.6. Settlement of Award. Distribution following exercise of an Option or SAR, and shares of Stock distributed pursuant to such exercise, shall be subject to such conditions, restrictions and contingencies as the Committee may establish. Settlement of SARs may be made in shares of Stock (valued at their Fair Market Value at the time of exercise), in cash, or in a combination thereof, as determined in the discretion of the Committee. The Committee, in its discretion, may impose such conditions, restrictions and contingencies and may waive any such conditions, restrictions and contingencies, at or after grant, or otherwise accelerate the vesting of any option or SAR, at anytime, in its discretion with respect to shares of Stock acquired pursuant to the exercise of an Option or an SAR as the Committee determines to be desirable.


487241.3
                                        3

                                    SECTION 3

                               OTHER STOCK AWARDS

         3.1. Definition. A Stock Award is a grant of shares of Stock or of a right to receive shares of Stock (or their cash equivalent or a combination of both) in the future.

         3.2. Restrictions on Stock Awards. Each Stock Award shall be subject to such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of Performance Measures. The Performance Measures that may be used by the Committee for such Awards shall be measured by revenues, income, or such other criteria as the Committee may specify. The Committee may designate a single goal criterion or multiple goal criteria for performance measurement purposes, with the measurement based on absolute Company or business unit performance and/or on performance as compared with that of other publicly-traded companies. If the right to become vested in a Stock Award granted under this Section 3 is conditioned on the completion of a specified period of service with the Company and the Related Companies, without achievement of Performance Measures or other objectives being required as a condition of vesting, then the required period of service for vesting shall be not less than three years (subject to acceleration of vesting, to the extent permitted by the Committee, in the event of the Participant's death, disability, change in control or involuntary termination).

                                    SECTION 4

                          OPERATION AND ADMINISTRATION

         4.1. Effective Date. Subject to the approval of the stockholders of the Company at the Company's next annual meeting of its stockholders, the Plan shall be effective as of the date such approval is obtained (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no Incentive Stock Options may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by stockholders.

         4.2.     Shares Subject to Plan.

         (a)      (i)      Subject  to the  following  provisions  of  this
                           subsection 4.2, the maximum number of shares of Stock
                           that  may be  delivered  to  Participants  and  their
                           beneficiaries  under  the  Plan  shall  be  equal  to
                           875,000 shares of Stock;
                  (ii)     Any shares of Stock  granted  under the Plan that are
                           forfeited  because  of the  failure  to meet an Award
                           contingency or condition shall again be available for
                           delivery  pursuant  to new Awards  granted  under the
                           Plan. To the extent any shares of Stock covered by an
                           Award  are  not   delivered  to  a   Participant   or
                           beneficiary   because  the  Award  is   forfeited  or
                           cancelled,

487241.3
                                        4
                           or the shares of Stock are not delivered because the Award is settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                  (iii) If the Exercise Price of any stock option granted under the Plan or any Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

                  (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution as a result of the Company or a Related Company acquiring another entity (or an interest in another entity).

         (b) Subject to paragraph 4.2(c), the following additional maximums are imposed under the Plan.

                  (i) The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 800,000 shares.

                  (ii) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to
                           Section 3 (relating to Stock Awards) shall be 500,000 shares.

                  (iii) The maximum number of shares that may be covered by Awards granted to any one individual pursuant to
                           Section 2 (relating to Options and SARs) shall be 300,000 shares during any consecutive 12 month period.

                  (iv) The maximum payment that can be made for awards granted to any one individual pursuant to Section 3 (relating to Stock Awards) shall be $2,000,000 for any single or combined performance goals established for any annual performance period. If an Award granted under Section 3 is, at the time of grant, denominated in shares, the value of the shares of Stock for determining this maximum individual payment amount will be the Fair Market Value of a share of Stock on the first day of the applicable performance period.


487241.3
                                        5

         (c) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), and subject to Section
                  4.15 hereof, the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include adjustment of: (i) the number and kind of shares which may be delivered under the Plan; (ii) the number and kind of shares subject to outstanding Awards; and
                  (iii) the Exercise Price of outstanding Options and SARs; as well as any other adjustments that the Committee determines to be equitable.

         4.3. Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan shall be subject to the following:

         (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

         (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         4.4. Tax Withholding. Whenever the Company proposes, or is required, to distribute Stock under the Plan, the Company may require the recipient to remit to the Company an amount sufficient to satisfy any Federal, state and local tax withholding requirements prior to the delivery of any certificate for such shares or, in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements. Whenever under the Plan payments are to be made in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements.

         4.5. Payment in Shares. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company, including the plans and arrangements of the Company or a Related Company acquiring another entity (or an interest in another entity).

         4.6. Dividends and Dividend Equivalents. An Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock which may

487241.3
                                        6
be either paid currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         4.7. Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or combination thereof as the Committee shall determine. Any Award settlement, including payment deferrals, may be subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents.

         4.8.    Transferability.   Except  as   otherwise   provided   by  the
Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

         4.9. Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

         4.10. Agreement With Company. At the time of an Award to a Participant under the Plan, the Committee may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Committee, agreeing to the terms and conditions of the Plan and to such additional terms and conditions, not inconsistent with the Plan, as the Committee may, in its sole discretion, prescribe.

         4.11.    Limitation of Implied Rights.

         (a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan shall constitute a guarantee that the assets of such companies shall be sufficient to pay any benefits to any person.

         (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any employee the right to be retained in the employ of the Company or any Related Company, nor any right or claim to any benefit

487241.3
                                        7
                  under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

         4.12. Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

         4.13. Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of the Company.

         4.14. Gender and Number. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

         4.15. Change of Control. In general, if the Company is merged into or consolidated with another corporation under circumstances in which the Company is not the surviving corporation, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation (any such merger, consolidation, etc., being hereinafter referred to as a "Change of Control Transaction") while unexercised Options are outstanding under the Plan, after the effective date of a Change of Control Transaction each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive such stock, or other securities as the holders of the same class of stock as those shares subject to the Option shall be entitled to receive in such Change of Control Transaction based upon the agreed upon conversion ratio or per share distribution. However, any limitations on exercisability of Options owned by executive officers or the Company shall be waived, and Options of non-executive officers may be waived (in the discretion of the Committee), so that all such Options, from and after a date prior to the effective date of such Change of Control Transaction shall be exercisable in full. Furthermore, the right to exercise shall, in the case of executive officers, and may (in the discretion of the Committee), in the case of other option holders, be given to each holder (by written notice) of an Option during a 15-day period preceding the effective date of such Change of Control Transaction. Any outstanding Options not exercised within such 15-day period may be cancelled by the Committee as of the effective date of any such Change of Control Transaction, as specified in the 15-day notice. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.


487241.3
                                        8

         4.16. Liability for Cash Payment. Each Related Company shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Related Company by the Participant. Any disputes relating to liability of a Related Company for cash payments shall be resolved by the Committee.

         4.17. Governing Law. This Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with (i) the laws of the State of Georgia, excluding its conflict of law provisions and its General Business Corporation Code, (ii) the applicable corporation law, which shall be the General Business Corporation Law of Delaware.

                                    SECTION 5

                                    COMMITTEE

         5.1. Administration. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") in accordance with this Section 5.

         5.2. Selection of Committee. The Committee shall be selected by the Board, and shall consist of two or more members of the Board.

         5.3. Powers of Committee. The authority to manage and control the operation and administration of the Plan shall be vested in the Committee, subject to the following:

         (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Employees those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to Section 4.15 and the restrictions imposed by Section 6) to cancel or suspend Awards or accelerate any provisions, including vesting provisions, thereof, in making such Award determinations, the Committee may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success and such other factors as the Committee deems relevant.

         (b) Subject to the provisions of the Plan, the Committee will have the authority and discretion to determine the extent to which Awards under the Plan will be structured to conform to the requirements applicable to performance-based compensation as described in Code section 162(m), and to take such action, establish such procedures, and impose such restrictions at or after the time such Awards are granted as the Committee determines to be necessary or appropriate to conform to such requirements.


487241.3
                                        9

         (c) The Committee will have the authority and discretion to establish terms and conditions of awards as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.

         (d) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

         (e) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding.

         (f) Except as otherwise expressly provided in the Plan, where the Committee is authorized to make a determination with respect to any Award, such determination shall be made at the time the Award is made, except that the Committee may reserve the authority to have such determination made by the Committee in the future (but only if such reservation is made at the time the Award is granted and is expressly stated in the Agreement reflecting the Award).

         (g) In controlling and managing the operation and administration of the Plan, the Committee shall act by a majority of its then members, by meeting or by writing filed without a meeting. The Committee shall maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Committee may decide.

         5.4. Delegation by Committee. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

         5.5. Information to be Furnished to Committee. The Company and Related Companies shall furnish the Committee with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.


487241.3
                                       10

                                    SECTION 6

                            AMENDMENT AND TERMINATION

         6.1. Board of Directors. The Board may, at any time, amend or terminate the Plan, provided that, subject to subsection 4.2(c) (relating to certain adjustments to shares), no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board. Furthermore, the Board may not amend the provisions of Section 2.2 hereof to reduce the minimum Exercise Price or change the persons eligible to receive Incentive Stock Options, nor may the Board increase the number of shares reserved under the Plan, or change the maximums set forth in Subsection 4.2(b), unless it obtains stockholder approval. Subject to the foregoing, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

     6.2. Committee. The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to subsection 4.2 (relating to certain adjustments to shares) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary granted under the Plan prior to the date such amendment is adopted by the Committee under any Award. The Committee may also substitute new Options for previously granted Options (on a one for one or other basis), including previously granted Options having higher option exercise prices.

                                    SECTION 7

                                  DEFINED TERMS

         7.1. For purposes of the Plan, the terms listed below shall be defined as follows:

         (a) Award. The term "Award" shall mean any award or benefit granted to any Participant under the Plan, including, without limitation, the grant of Options, SARs, and Stock Awards.

         (b) Board. The term "Board" shall mean the Board of Directors of the Company.


         (c)      Cause.  The  term  "Cause"  means  a  felony  conviction  of a
                  Participant  or  the  failure  of  a  Participant  to  contest prosecution for a felony, or a Participant's willful misconduct or dishonesty, or other unauthorized activity which, in the good faith opinion of the Committee, is directly and materially harmful to the business or reputation of the Company or a Related Company.

487241.3
                                       11

         (d) Code. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

         (e) Early Retirement. The term "Early Retirement" shall mean retirement, with the express written consent of the Company, approved by the Committee, of a Participant from active employment with the Company and any Related Company.

         (f) Eligible Individual. The term "Eligible Individual" shall mean any employee of the Company or a Related Company, and any director, consultant or other person providing key services to the Company or a Related Company.

         (g) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules shall apply:

                  (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including the Nasdaq National Stock Market), then the "Fair Market Value" shall be the mean between the lowest and highest reported sale prices of the Stock on the date in question on the principal exchange on which the Stock is then listed or admitted to trading. If no reported sale of Stock takes place on the date in question on the principal exchange, then the reported closing asked price of the Stock on such date on the principal exchange shall be determinative of "Fair Market Value."

                  (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" shall be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Committee and regularly reporting the market price of Stock in such market.

                  (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" shall be as determined in good faith by the Committee.

         (h)      Related Company.  The term "Related Company" means any company
                  (i) during any period in which it is a "parent company" (as that term is defined in Code section 424(e)) with respect to the Company, or a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company, or (ii) any company or other business venture in which the Company has a significant business interest, as determined in the discretion of the Committee.

         (i) Retirement. The term "Retirement" shall mean retirement from active employment with the Company and any Related Company on or after age 65.

487241.3
                                       12

         (j) Stock. The term "Stock" shall mean shares of common stock of the Company.

                                    SECTION 8

                           UNFUNDED STATUS OF THE PLAN

         8.1. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

487241.3
                                       13

                                  APPENDIX "2"


                               IMNET SYSTEMS, INC.
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                FOR USE AT THE ANNUAL MEETING ON JANUARY 15, 1998

         The undersigned Stockholder hereby appoints KENNETH D. RARDIN, SCOTT A. REMLEY and RAYMOND L. BROWN, or any of them, with full power of substitution, to act as proxy for, and to vote the stock of, the undersigned at the Annual Meeting of Stockholders of IMNET SYSTEMS, INC. (the "Company") to be held on January 15, 1998, and any adjournments thereof.

         The undersigned acknowledges receipt of Notice of the Annual Meeting and Proxy Statement, each dated December 15, 1997, and grants authority to said proxies, or their substitutes, and ratifies and confirms all that said proxies may lawfully do in the undersigned's name, place and stead. The undersigned instructs said proxies to vote as indicated on the reverse hereof.

         PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.   ELECTION OF DIRECTORS:

     FOR election of the individuals set forth below as      REFRAIN FROM VOTING FOR election of
     directors (except as marked to the contrary)            the individuals set forth as directors

        NOMINEES: Kenneth D. Rardin, Daniel P. Howell and James A. Gordon

   (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that person's name on the space provided below.)

                         (Continued on the Reverse Side)

________________________________________________________________________________

2. Resolution of the Stockholders approving the Company's 1997 Long-Term Incentive Plan.

          FOR            AGAINST        ABSTAIN

3.   Upon such other matters as may properly come before the meeting.

THE PROXIES SHALL VOTE AS SPECIFIED ABOVE, OR IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.


                                               Date:____________________, 1997/8

                                               _________________________________
                                                         (Signature)

                                               _________________________________
                                                         (Signature)

                    (Stockholders should sign exactly as the name appears on stock. Where there is more than one owner each should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate.) Please enter your Social Security Number or Federal Employer Identification Number here:


                    "PLEASE  MARK  INSIDE  THE  BOX  SO  THAT  DATA   PROCESSING
                    EQUIPMENT WILL RECORD YOUR VOTES"